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                                                                    EXHIBIT 10.8

Conformed Copy

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into this 6th day of May, 1993, by and among Spelling Entertainment Inc., a Delaware corporation (the "Company"), Aaron Spelling Productions, Inc., a California corporation ("ASP") and Aaron Spelling (the "Executive").

                                   RECITALS:

         A. The Executive has been employed by the Company and ASP pursuant to an Employment Agreement, dated as of March 1, 1989, by and among the Company, ASP and the Executive.

         B. The Employment Agreement was amended by Amendment to Employment Agreement, dated as of November 7, 1991 (the Employment Agreement and Amendment to Employment Agreement are referred to, collectively, as the "Agreement").

         C.      The Agreement will expire by its terms on March 1, 1994.

         D. The Company, ASP and Executive desire to extend the term of and otherwise amend the Employment Agreement on the terms and conditions set forth herein.

                                   AGREEMENT:

         For and in consideration of the foregoing Recitals, the mutual covenants expressed below and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. SECTION 1 OF THE AGREEMENT IS HEREBY DELETED, IN ITS ENTIRETY, AND REPLACED WITH THE FOLLOWING:

                 "1.      Term of Employment.  The Company shall employ
                 Executive for a consecutive period commencing at the Effective Time (as defined in the Merger Agreement) and ending on April 30, 1996, unless earlier terminated pursuant to Sections 4.1 or 4.2 below (the "Term")."

         2. THE LAST SENTENCE OF SECTION 3.1 OF THE AGREEMENT IS HEREBY DELETED, IN ITS ENTIRETY, AND REPLACED WITH THE FOLLOWING:

                 "The Executive's Base Salary, as previously increased from time to time in accordance with the Agreement, shall be increased by





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                 ten percent (10%) on each of the fifth and sixth
                 anniversaries of the Effective Time."

         3. SECTION 4.2.1 OF THE AGREEMENT IS HEREBY DELETED, IN ITS ENTIRETY, AND REPLACED WITH THE FOLLOWING:

                 "The Executive shall have the right to terminate his employment under this Agreement effective upon seven (7) days written notice if, at any time during the Term, the Company shall be in material breach of its material obligations under this Agreement (including, but not limited to, the Executive not being elected or retained or otherwise not actually having the authority contemplated in this Agreement as the Chairman of the Board, Chief Executive Officer of ASP, Torand, JBS or the designated Production Subsidiaries, or being obligated to report to any person other than H. Wayne Huizenga or Steven R. Berrard) or there occurs a "Change in Control". For purposes of this Agreement, the term "Change in Control" means: (a) the control by any person or "group," within the meaning of
                 Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of the Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of voting securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that this clause shall not apply to any shares held by Blockbuster Entertainment Corporation or its affiliates; or (b) such time as a majority of the Board of Directors of the Company (the "Board") shall be comprised of persons who were not elected to such offices as part of the "Company nominated slate" of directors (i.e. the slate of nominees proposed by the Board in office immediately prior to the election; provided, however, that this clause shall not apply in the event one or more directors voluntarily resigns from the Board and such resignation or resignations would otherwise come within the provisions of this Section 4.2.1(b)."

         4. SECTION 9.7 OF THE AGREEMENT IS HEREBY DELETED, IN ITS ENTIRETY, AND REPLACED WITH THE FOLLOWING:

                 "9.7     Waivers.

                 9.7.1 General. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

                 9.7.2 Credits. In the event Executive waives his right to receive





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                 credit for any television program or theatrical film made by the Company or the Affiliates including, without limitation, Executive's right to receive credit as executive producer thereof, such waiver shall in no way prejudice Executive's other rights under this Agreement.

                 9.7.3 Service Fees. The parties acknowledge that the Executive may not have taken the full Service Fees to which he has been entitled under Section 3.2 of the Agreement, and agree that this practice shall not be a waiver of the Executive's rights in the future, or obligate the Executive to accept less than he is entitled to under the Agreement."

         5. THE PARTIES ACKNOWLEDGE THAT JBS PRODUCTIONS, INC. IS NOW KNOWN AS SPELLING TELEVISION INC.

         6. THE AGREEMENT SHALL BE AMENDED ONLY IN THE FOREGOING RESPECTS. ALL OTHER PROVISIONS NOT SPECIFICALLY REFERENCED IN THIS AMENDMENT SHALL NOT BE AFFECTED AND SHALL REMAIN AS PROVIDED THEREIN. ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE AGREEMENT UNLESS OTHERWISE NOTED.

         IN WITNESS WHEREOF, the Company, ASP and the Executive have executed this Amendment as of the date first written above.


                                     SPELLING ENTERTAINMENT INC.


                                     By:  /s/ Steven R. Berrard
                                          -----------------------------------
                                          Title:   President
                                                   --------------------------

                                          AARON SPELLING PRODUCTIONS, INC.


                                     By:  /s/ Steven R. Berrard
                                          -----------------------------------
                                          Title:   President
                                                   --------------------------


                                          /s/ Aaron Spelling
                                          -----------------------------------
                                          AARON SPELLING





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